Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 125 to Registration Statement No. 33-26305 on Form N-1A of our report dated November 25, 2009, relating to the financial statements and financial highlights of BlackRock Funds, including BlackRock Global Opportunities Portfolio, BlackRock Health Sciences Opportunities Portfolio, BlackRock International Opportunities Portfolio, BlackRock Science & Technology Opportunities Portfolio, and BlackRock U.S. Opportunities Portfolio appearing in the Annual Report on Form N-CSR of BlackRock Funds for the year ended September 30, 2009, and to the references to us under the headings “Financial Highlights” in the Prospectuses, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
January 28, 2010